EXHIBIT 5.1

BOSTON    CONNECTICUT    NEW JERSEY NEW    YORK    WASHINGTON, DC

Mail To: P.O. Box 1945, Morristown, NJ 07962

Deliver To: 200 Campus Drive Florham Park, NJ 07932

May 24, 2010

Valley National Bancorp

1455 Valley Road

Wayne, New Jersey 07470

Re:	Valley National Bancorp

Registration Statement on Form S-3 (Registration No. 333-156370)

Warrants to Purchase Common Stock of Valley National Bancorp

Ladies and Gentlemen:

We have examined: (i) the Registration Statement on Form S-3 (Registration No. 333-156370) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), on December 19, 2008 of Valley National Bancorp (the “Company”) for the registration of the Company’s Fixed Rate Cumulative Perpetual Preferred Stock, Series A (the “Preferred Stock”), and a warrant to purchase 2,297,090 shares of the Company’s common stock, no par value per share (the “Common Stock”), subject to adjustment for such additional number of shares of Common Stock as may from time to time become issuable by reason of stock splits, stock dividends and certain anti-dilution provisions set forth in such warrant, which shares of Common Stock are registered pursuant to Rule 416 (the “Registration Statement”); (ii) the prospectus dated December 19, 2008 forming a part thereof, together with the documents incorporated therein by reference; (iii) the preliminary prospectus supplement dated May 17, 2010, in the form filed with the Commission pursuant to Rule 424(b) under the Securities Act on May 17, 2010; and (iv) the final prospectus supplement dated May 18, 2010 in the form filed with the Commission pursuant to Rule 424(b) under the Securities Act on May 19, 2010 in connection with the offering and sale by the United States Department of the Treasury (“Treasury”) of 2,532,542 warrants issued November 14, 2008 (the “Warrants”), representing the right to purchase an aggregate of up to that same number of shares (the “Warrant Shares”) of Common Stock.

We have examined originals, or photostatic or certified copies, of such records of the Company and certificates of officers of the Company and of public officials and such documents as we have deemed relevant and necessary as the basis for the opinion set forth below. In our examination, we have assumed the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies. As to any facts material to this opinion, we have relied to the extent we deemed appropriate and without independent investigation upon statements and representations of officers and other representatives of the Company and others.

Valley National Bancorp

May 24, 2010

Based upon the foregoing examination and in reliance thereon, and subject to the assumptions stated and in reliance on statements of fact contained in the documents that we have examined, we are of the opinion that the Warrants are legal, valid and binding obligations of the Company, enforceable in accordance with their terms, and that when issued, delivered to and paid for by the exercising holder of the Warrants in accordance with the terms of the Warrants, the Warrant Shares will be validly issued, fully paid and non-assessable.

We render no opinion herein as to matters involving the laws of any jurisdiction other than the State of New York, the State of New Jersey and the United States of America. This opinion is limited to the current laws of the State of New York, the State of New Jersey and the current federal laws of the United States, and to the current judicial interpretations thereof and to the facts as they exist on the date hereof. We assume no obligation to revise or supplement our opinion should the present laws, or the interpretation thereof, be changed in respect of any circumstances or events that occur subsequent to the date hereof.

We consent to the filing of this opinion as an exhibit to the Company’s Current Report on Form 8-K filed with the Commission on May 24, 2010, and we further consent to the use of our name under the caption “Legal Matters” in the Registration Statement and the prospectus that forms a part thereof. In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission.

Very truly yours,

/s/ Day Pitney LLP

Day Pitney LLP